EXHIBIT 99.2

FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

This First Amendment to Stock Purchase Agreement (“Amendment”) is entered into as of July 7, 2008 by and among QSGI-CCSI, Inc., a Delaware corporation (“Buyer”), QSGI Inc., a Delaware corporation (“QSGI”) (Buyer and QSGI shall hereafter collectively be the “QSGI Parties”), and John R. Riconda (“Seller”) (The QSGI Parties and Seller shall hereafter be the “Parties”).

Recitals:

The Parties have previously entered into a Stock Purchase Agreement dated as of May 6, 2008 (the “Stock Purchase Agreement” or the “SPA”) pursuant to which Buyer agreed to purchase all of the issued and outstanding shares of capital stock of Contemporary Computer Services Inc., a New York corporation (the “Company”).

The Parties now desire to amend the Stock Purchase Agreement in those certain respects as provided herein, including to address a guaranty arrangement involving the Company and Lehman Brothers Bank, FSB (“Lehman”) that remains in effect as of the date hereof.

NOW, THEREFORE, the parties agree as follows:

1.           Capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Stock Purchase Agreement.

2.           The definition of “Indebtedness” included in the Stock Purchase Agreement includes the Company’s guaranty of Seller’s indebtedness (which is in the outstanding principal amount of $2,215,920.00 as of the date of this Amendment) to Lehman.  For purposes of this Amendment, the “Lehman Debt” shall mean Seller’s aforesaid indebtedness to Lehman in such amounts as may be outstanding from time to time, including without limitation principal, interest, fees, expenses, costs and any other amounts due or to become due in respect thereof and the “Lehman Guaranty” shall mean the Company’s guaranty of the Lehman Debt.

3.           The Stock Purchase Agreement is hereby amended as follows:

(a)          The following new Section 3.6 is added:

“3.6 The outstanding principal amount of the Indebtedness due by Seller to Lehman which is guaranteed by the Company pursuant to the Lehman Guaranty, as hereafter defined, is $2,215,920.00 as of June 5, 2006. Monthly payments of principal and interest due to Lehman pursuant to the Lehman Debt are $17,095.52 for 360 months commencing July 1, 2006, with the last payment due June 1, 2036. The Lehman Debt is not in default and Seller knows of no event or events, which, but for the giving of notice or the passage of time, or both,  would be a default or event of default, as the same is defined in the documents creating the Lehman Debt (the “Lehman Debt Documents”).  Except for that certain Promissory Note dated May 18, 2006, in the original principal amount of $2,250,000.00, repayment of which is secured by that certain Mortgage, of even date therewith, which encumbers the real property, fixtures and improvements located at 200 Knickerbocker Ave., Bohemia, NY, 11716, Seller knows of no instrument, contract, agreement or obligation pursuant to which the amount of the Lehman Debt may be increased.”

(b)           The following is added at the end of Section 4.6(j):

“, except in the Ordinary Course of Business;”

(c)           The following sentence is added at the end of Section 7.5:

“Proceeds of accounts receivable of the eSchool Business included in Schedule 7.5 will be the property of Seller or such Person designated by Seller and, if paid to the Company after the Closing, will be remitted promptly by the Company to Seller or such Person.”

(d)           The following has been added at the end of Section 7.1(i):

“, other than the contracts listed on Schedule 4.15;”

(e)	The definition of “Earnout Period” in Section 10.10 is amended to read as follows:

“…the period following the Closing and ending not sooner than December 31, 2009, or, if the earnout has not been previously earned for the full year 2008 or 2009, then the period shall be extended until December 31, 2010.”

(f)           Section 10.2(b) is amended to provided that fees and expenses incident to the Transaction and described therein to be paid by the Company, in the amount of One Hundred Seventy Thousand Dollars ($170,000.00), shall be paid to Meltzer, Lippe, Goldstein and Breitstone, LLP, (i) as to Fifty Thousand Dollars ($50,000), by  Buyer or QSGI at the Closing, and (ii) as to the balance, by the QSGI Parties as promptly as possible, but not later than July 31, 2008.  Any sum in excess of $170,000 will be paid by Seller.

4.           Seller covenants and agrees that for so long as the Lehman Guaranty remains in effect:

(a)	Seller will not permit the unpaid principal amount of the Lehman Debt to exceed the sum of $2,216,000;

(b)
In the event at any time (i) Seller shall elect to convert all or any part of the Subordinated Secured Promissory Note into Common Stock in accordance with the terms thereof, and (ii) at the time of such conversion  or after giving effect thereto,  more than the Maximum Payment Amount, as defined below, of the Subordinated Secured Promissory Note will have been converted, then, in lieu of delivering a number of Conversion Shares, valued in the manner set forth in Section 12.8(c) of the SPA, during the thirty (30) trading days next preceding the applicable date of conversion, attributable to the amount being converted in excess of the Maximum Payment Amount,  QSGI shall deliver such shares (the “Excess Conversion Shares”), duly authorized and issued in the name of Seller, to the Escrow Agent, to be held in escrow upon the terms described in Section 4(c), (d) and (h) hereof.  The Maximum Payment Amount at any time shall mean the difference between (x) $10,000,000 and (y) the sum of the principal amount of the Lehman Debt outstanding on the date next preceding the applicable date of conversion, plus 20% of such sum;

(c)
Upon each reduction of the principal amount of the Lehman Debt by or on behalf of Seller while Excess Conversion Shares are in escrow as aforesaid, Seller shall have the right to direct the Escrow Agent to release from escrow and deliver to Seller a number of Excess Conversion Shares having a value (based on the weighted average price per share of Common Stock used to calculate the total number of Excess Conversion Shares) equal to the amount of such reduction of the principal amount of the Lehman Debt, plus 20% of such sum; upon the payment in full by or on behalf of Seller of the Lehman Debt, Seller shall have the right to direct the Escrow Agent to release from escrow and deliver to Seller all Excess Conversion Shares, if any, remaining in escrow; provided, however, that in no event Seller shall be entitled to receive, upon the conversion of the remaining unpaid balance of the Subordinated Secured Promissory Note and the release of all Excess Conversion Shares from escrow to Seller under this Section 4(c) or Section 4(d) below, a number of shares greater than the number determined by dividing (A) the aggregate principal amount of the Subordinated Secured Promissory Note which has been converted by (B) the conversion price of $.75.  Any excess shares remaining in escrow after the conversion and release provided for in this Section 4(c) and Section 4(d) below and after giving effect to the application of the foregoing provision shall be released from escrow and returned to QSGI;

(d)
Upon each reduction of the principal amount of the Lehman Debt by or on behalf of the Company pursuant to the Lehman Guaranty or otherwise by the QSGI Parties as provided in Section 4(i) hereof, QSGI shall have the right to direct the Escrow Agent to release from escrow and deliver to QSGI a number of Excess Conversion Shares having a value (based on the weighted average price per share of Common Stock used to calculate the total number of Excess Conversion Shares) equal to the amount of such payment of the Lehman Debt; upon the payment in full by or on behalf of the Company or the QSGI Parties of the Lehman Debt and the delivery to QSGI of the Excess Conversion Shares resulting therefrom, Seller shall have the right to direct the Escrow Agent to release from escrow and deliver to Seller all Excess Conversion Shares, if any, remaining in escrow subject to the proviso to Section 4(c) hereof;

(e)
Notwithstanding any contrary provision of the SPA or the Subordinated Secured Promissory Note, but subject to Section 5 hereof, Buyer, shall have the right, in its sole discretion, in lieu of making any payment or prepayment to Seller on account of the Subordinated Secured Promissory Note, whether at maturity, upon acceleration or otherwise, if and to the extent that such payment or prepayment would cause the total principal amount of the Subordinated Secured Promissory Note so paid to exceed the Maximum Payment Amount, to deliver the amount of such excess (the “Excess Payment Amount”) to the Escrow Agent, to be held in escrow in an interest-bearing account  upon the terms described in Section 4(f), (g) and (h)  hereof. The deposit(s) of all such escrowed funds (“Escrow Funds”) shall be deemed a payment of amounts due under the Subordinated Secured Convertible Note, applied first to accrued interest and then to unpaid principal, and interest shall no longer accrue under the Subordinated Secured Convertible Note on such amounts, subject, however, to Section 5(d) hereof;

(f)
Upon each reduction of the principal amount of the Lehman Debt by or on behalf of Seller while an Excess Payment Amount is in escrow as aforesaid, Seller shall have the right to direct the Escrow Agent to release from escrow and deliver to Seller an amount of the Escrow Funds equal to the reduction of the principal amount of such payment of the Lehman Debt; upon the payment in full by or on behalf of Seller of the Lehman Debt, Seller shall have the right to direct the Escrow Agent to release from escrow and deliver to Seller all Escrow Funds, if any, remaining in escrow;

(g)
Upon each reduction of the principal amount of the Lehman Debt by or on behalf of the Company pursuant to the Lehman Guaranty or otherwise by the QSGI Parties as provided in Section 4(i) hereof, the QSGI Parties shall have the right to direct the Escrow Agent to release from escrow and deliver to QSGI an amount of the Escrow Funds equal to the amount of such reduction of the principal amount of the Lehman Debt; upon the payment in full by or on behalf of the Company or the QSGI Parties of the Lehman Debt, and the delivery of Escrow Funds to QSGI  resulting therefrom, Seller shall have the right to direct the Escrow Agent to release from escrow and deliver to Seller all remaining Escrow Funds, if any, remaining in escrow;

(h)
The Escrow Agent shall hold the Excess Conversion Shares and Excess Payment Amount pursuant to an escrow agreement which (i) shall contain the substantive terms set forth in Section  4(b), (c) ,(d), (e), (f) and (g) hereof, and (ii) otherwise shall be in the form of (or may be combined with) the Escrow Agreement; and

(i)
The QSGI Parties may, in their sole discretion, discharge all or any portion of the Lehman Debt or cause the Lehman Guaranty to be removed, either by direct payment to Lehman of any funds otherwise due to Seller, or his assigns, under or pursuant to the Stock Purchase Agreement or any Related Agreement (excluding Base Salary under the Riconda Employment Agreement), or by distribution of any Escrow Funds duly released from escrow at any time after the occurrence of any of the following events, upon five (5) days prior written notice to Seller:

(i)	Seller breaches any material term, condition or covenant provided herein or under the SPA, and such breach shall continue unremedied for ten (10) days after written notice from the QSGI Parties;

(ii)
Seller defaults in his payment of the Lehman Debt (unless such default occurs at a time when there is outstanding a payment default by either of the QSGI Parties under the Subordinated Secured Convertible Note, the Stock Purchase Agreement, as amended hereby, or any Related Agreement, and such default has not been cured by Buyer), and Lehman makes demand under, or otherwise seeks to enforce, the Lehman Guaranty against the Company;

(iii)	Buyer is required by the Senior Lender to terminate the Lehman Guaranty;

(iv)	Seller’s employment with the Company is terminated for any reason; or

(v)	thirty (30) days prior to the 2nd year anniversary of the Closing Date.

5.(a)
In the event the Company or either of the QSGI Parties makes a direct payment of the Lehman Debt as provided in Section 4(i) hereof, the Purchase Price due to Seller shall be reduced by that sum paid to Lehman to the extent the same did not reduce the balance due to Seller pursuant to the SPA, the Subordinated Secured Convertible Note or any other Related Agreement pursuant to Section 4(i) hereof, it being understood and agreed that (i) Seller is obligated to indemnify the QSGI Parties therefor under the SPA and the QGSI Parties have the right to set off such payment against the Purchase Price, the Subordinated Secured Convertible Note and any other amount otherwise payable to Seller under the SPA or any Related Agreement, as provided in the SPA; and (ii) Seller shall have no obligation to pay, or indemnify the QSGI Parties for, any outstanding Indebtedness, including without limitation the Lehman Debt, if and to the extent that the Purchase Price, the Subordinated Secured Convertible Note or any other amount otherwise payable to Seller under the SPA or any other Related Agreement has been reduced or offset by the amount of such Indebtedness pursuant to the SPA, as amended hereby, or otherwise, to the extent of such reduction or setoff;

(b)
Except if Seller shall have been in default pursuant to the Lehman Debt, in which case this Section 5(b) shall not apply, if any payment by the Company or the QSGI Parties of the Lehman Debt, pursuant to the Lehman Guaranty or otherwise, other than a payment (a “Mandatory Lehman Payment”) pursuant to Section 4(i)(ii) hereof, causes or results in the payment of a prepayment premium or penalty (whether designated as such, as a yield maintenance payment or otherwise), the QSGI Parties shall pay or reimburse Seller for any amount thereof;

(c)
Any Mandatory Lehman Payment that is deemed to pay, or which results in a reduction in the principal balance of, the Subordinated Secured Convertible Note is a payment of the Subordinated Secured Convertible Note and is subject to the terms of the Subordination Agreement dated June 5, 2008 and effective as of the date hereof (as the same may be amended in accordance with its terms, the “Subordination Agreement”) between Seller and Victory Park Management, LLC, as administrative agent and as collateral agent (“Agent”) and Victory Park Capital L.P, as holder of the Senior Secured Notes referred to therein.  Seller shall pay to Agent the amount of any such deemed payment or reduction in the principal balance upon the occurrence of such Mandatory Lehman Payment, unless and to the extent that a payment in such amount is permitted pursuant to the terms of the Subordination Agreement;

(d)	(i)
In the event and to the extent that a payment of the Lehman Debt or under the Lehman Guaranty or any other Indebtedness set forth on Schedule 4.22 hereto (other than Indebtedness owing to Suffolk County National Bank) is made by the Company or the QSGI Parties, whether pursuant to Section 4(i), from the Escrow Funds or otherwise, other than a Mandatory Lehman Payment, then, notwithstanding any deemed payment of, or reduction in the principal balance of, the Subordinated Secured Convertible Note that would result from such payment, and notwithstanding any contrary provision of the Subordination Agreement, Seller shall have no personal obligation to pay any amount to the Agent as a result thereof;

(ii)
In the event any payment described in clause (d) (i) of this Section 5 is deemed to pay, or results in a reduction in the principal balance of, the Subordinated Secured Convertible Note, to the extent that a payment in such amount is not permitted pursuant to the terms of the Subordination Agreement (taking into account any prior payments or reductions as described herein) (the “Excess Amount”) (x) Seller shall have an obligation for which Seller shall have no personal liability and for which Agent shall have no recourse to Seller or, except as described in clause (d)(ii)(y) of this Section 5, Seller’s assets to pay to Agent the Excess Amount, and (y) Seller shall within 10 days of such payment or reduction grant to Agent a mortgage on 200 Knickerbocker Road, Bohemia, New York (the “Premises”), in a form reasonably satisfactory to Seller and Agent (the “Mortgage”) which Mortgage shall not be subject to any prior mortgage other than a mortgage in favor of Suffolk County National Bank securing a principal amount not in excess of the principal amount currently owing to Suffolk County National Bank that is secured by the Premises, to secure the obligation described in clause (d)(ii)(x) of this Section 5 and Agent’s sole recourse for the payment of such obligation shall be to the Premises and the Mortgage.  Agent shall not take any action to enforce its rights under the Mortgage until 180 days have elapsed since the date Agent provides notice to Seller of the existence of an “Event of Default” with respect to the Senior Liabilities (as defined in the Subordination Agreement); provided (A) Agent may take any action necessary to preserve or protect its rights in any bankruptcy, insolvency or foreclosure proceeding not instituted by the Agent, and (B) this sentence shall not restrict Agent’s enforcement if amounts secured by the Mortgage are due and owing that did not arise under this Section 5(d)(ii); and

(iii)
By its execution hereof, Agent agrees to be bound by the provisions of clauses (c) and (d) of this Section 5, and such provisions may not be waived, amended, modified or terminated without the consent of Agent.  Agent reserves all of its rights against Buyer with respect to any payment of the Subordinated Secured Convertible Note that is not permitted by the terms of the Securities Purchase Agreement (as defined in the Subordination Agreement) and Agent’s execution of this Amendment shall not be deemed to be a consent to any such payment.

6.           Seller shall at all times allow Buyer and/or its representatives reasonable access during business hours and on prior notice to Seller, to Seller’s applicable financial and other records for the purpose of verifying the amount of the Lehman Debt, and hereby grants the QSGI Parties the right to contact directly the owner/holder of the Lehman Debt for the purposes of (a) verifying the outstanding balance of the Lehman Debt; (b) verifying that Seller is complying with the terms and conditions of his obligations to Lehman; (c) notifying the owner(s)/holder(s) of Lehman Debt of Seller’s obligations under this Amendment, including but not limited to advising of  the restriction on increases in the Lehman Debt; (d) requesting that the QSGI Parties be copied on any notices sent to Seller by Lehman; and (e) as to such other matters as the QSGI Parties or the Senior Lender shall, in either of their sole but reasonable discretion, determine necessary to ensure compliance with this Amendment. Until the Company is released from the obligations and liability of the Lehman Guaranty, Seller hereby grants Buyer or QSGI an irrevocable power of attorney to sign in his name all documents or public filings which memorialize or summarize this Agreement.  Seller shall promptly provide Buyer and the Senior Lender with monthly statements as to the amount of the Lehman Debt and the account activity during the prior month and shall use its commercially reasonable efforts to add the QSGI Parties and the Senior Lender as additional insureds on all polices of insurance which Seller is required to maintain by Lehman.

7.    (a)                      Paragraph 4 of the Riconda Employment Agreement which is attached as Exhibit I to the Stock Purchase Agreement is amended and restated to read in its entirety as follows:

“4.           Board of Directors; Advisory Committee.

(a)
Subject to paragraphs (b), (c), (d) and (e) below, as promptly as possible after the Commencement Date, and in connection with each annual meeting of the stockholders, commencing the 2008 annual meeting, or consent in lieu thereof, of QSGI, Employee or his Qualified Nominee, as defined below, will be nominated for a seat on the Board of Directors of QSGI, and the Company and QSGI will take all reasonable actions to insure that Employee or his Qualified Nominee is elected and continues as a Director of QSGI at all times during and after the Employment Period, so long as either (a) Employee is the owner of capital stock, including shares issuable upon the exercise of the Warrant or conversion of the Convertible Note, constituting at least five (5%) percent of the outstanding capital stock of QSGI, determined on a fully-diluted basis, or (b) any obligations or potential obligations of the Company or QSGI for (i) the payment of the Earnout, if any (in cash or Earnout Stock), or the Convertible Note, or (ii) the delivery of common stock of QSGI (“Common Stock”) to Employee upon the exercise of the Warrant, remain outstanding, subject to the right of the stockholders of QSGI to elect the directors.

(b)
The Parties acknowledge that the election or appointment of Employee as a Director or executive officer of QSGI while the Lehman Debt is outstanding and guaranteed by CCSI, QSGI or any other subsidiary of QSGI (a “QSGI Guarantor”), would constitute a direct or indirect “extension of credit” to a director or executive officer by QSGI or a subsidiary of QSGI which would be prohibited under Section 13(k) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (a “Prohibited Extension of Credit”).  Accordingly, it is agreed that, for so long as a Prohibited Extension of Credit would be outstanding if Employee were to be a Director of QSGI, (i) the provisions of paragraph 4(a) above shall continue to apply, except that the person to be nominated for continued election to the Board of QSGI as provided therein shall be a person designated by Employee who shall otherwise be qualified to serve as a Director, to whom a Prohibited Extension of Credit would not then be outstanding and who shall not be a person about whom disclosures would be required to be made under Part 229 Item 4.01(f) of Regulation S-K under the Exchange Act (the “Qualified Nominee”); and (ii) Employee is hereby granted “Observer Rights” as set forth in paragraph 4(c) below.

(c)
The “Observer Rights” to be granted to Employee include the right, commencing promptly after the Closing, (i) to receive all notices sent to Directors of QSGI of meetings of the Board of Directors or any committees thereof, together with copies of all “Board Packages” and other documents furnished to the Directors before and after such meetings and relating to their participation therein, all at the same time as such notices and documents are sent to Directors, subject to the receipt and/or execution by Employee of any customary confidentiality or non-disclosure agreements or other agreement or policy for the protection of “inside” or confidential information or the prohibition of “insider trading”, and (ii) the right to attend each such meeting, strictly as an observer only, without any right to vote.  Notwithstanding the foregoing, Employee shall have no Observer Rights with respect to matters directly related to his employment by CCSI or any of the QSGI Parties or any Prohibited Extension of Credit to him.

(d)
Provided that the Qualified Nominee shall have tendered his resignation or otherwise shall no longer be a Director, at such time as no Prohibited Extension of Credit would be outstanding were Employee to be a Director of QSGI, which will be the case if the Lehman Debt is no longer outstanding or is no longer guaranteed by a QSGI Guarantor, QSGI will take all necessary steps to effectuate the election of Employee as a Director in place of his Qualified Nominee, including, to the extent feasible, the resignation of the Qualified Nominee as a Director and the appointment of Employee as a Director to fill the vacancy caused by such resignation.

(e)	Upon the election or appointment of Employee as a Director, all Observer Rights shall be terminated and be no further force or effect.

(f)
As promptly as possible after the Commencement Date, and during the entire period that Employee shall not be entitled to be a Director if QSGI, as provided above in this Section 4, or, although entitled to be a Director, shall not have been elected as such, and to the extent permitted by law, QSGI will appoint and  continue in effect an Advisory Committee which shall (i) include as its members Employee, who shall be Chairman, the persons in charge of the Data Security and Compliance, Web Sales and Maintenance functions of QSGI, the Chief Executive Officer and the President, (ii) report directly to the Board, (iii) meet periodically at the direction of the Chairman, and (iv) make recommendations  with respect to the business and operations of QSGI and its subsidiaries.”

(b)           All references in the Riconda Employment Agreement to the “EBITDA of the Company” shall mean the EBITDA of Contemporary Computer Services, Inc.

8.            The Company agrees to pay to eSchoolData, LLC (“eSchool”), as promptly as its cash flow and borrowing capacity shall permit from time to time, all amounts due and owing to eSchool arising out of collections made by Contemporary Computer Services, Inc., prior to the date hereof of accounts receivable of eSchool, in the accrued amount of $130,157.80.

9.           The QSGI Parties acknowledge and agree that the amount of Working Capital of the Company, as shown on the unaudited balance sheet of the Company as of July 7, 2008, a copy of which has been attached hereto as an Exhibit, is satisfactory and in compliance with Section 7.1(a) of the SPA, as amended hereby.

10.           The provisions of this Amendment shall be cumulative and in addition to any other remedies available to the QSGI Parties under the Stock Purchase Agreement.  In the event of any conflict between the terns of this Amendment and the SPA, the terms of this Amendment shall be controlling.

11.           Effective as of the date hereof, Seller is delivering to the Company and the QSGI Parties two Agreements, in the form attached as Annex A hereto, which together shall constitute Schedule Q to the SPA, as amended hereby.

12.           This Amendment shall not effect any other term or provision of the Stock Purchase Agreement which, as amended hereby, shall continue in full force and effect and is hereby ratified and confirmed by the Parties.

13.           This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.  Facsimile signatures shall have the same legal effect as original signatures.

[Signature Page Follows]

Executed as of the date first written above.

QSGI-CCSI, Inc.

By:
Its:

QSGI Inc.

By:
Its:

John R. Riconda

VICTORY PARK MANAGEMENT, LLC, as, AGENT (for purpose of Section 5(c) and (d) only)

By:
Name:
Title